Exhibit 10.4

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) made this ____ day of ____________, 20___ by and between Myers Industries, Inc., an Ohio corporation (the “Company”), and ____________________ (the “Indemnitee”);

A.The Ohio General Corporation Law (the “OGCL”), as amended, provides that the business and affairs of a corporation shall be managed by or under the direction of its Board of Directors;

B.Pursuant to the OGCL, significant authority with respect to the management of the Company has been delegated to the officers of the Company;

C.The Company and the Indemnitee are each aware of the exposure to litigation of officers, directors and representatives of the Company as such persons exercise their duties to the Company;

D.The Company and the Indemnitee are also aware of conditions in the insurance industry that have affected and may affect in the future the Company’s ability to obtain appropriate directors’ and officers’ liability insurance on an economically acceptable basis;

E.The Company desires to continue to benefit from the services of highly qualified, experienced and otherwise competent persons such as the Indemnitee; and

F.The Indemnitee is a director or officer of the Company and desires to serve or to continue to serve the Company as a director or officer of the Company, or, if requested to do so by the Company, as a director, officer, trustee, employee or agent of another corporation, joint venture, partnership, trust or other enterprise in which the Company has a direct or indirect ownership interest, for so long as the Company continues to provide on an acceptable basis adequate and reliable indemnification against certain liabilities and expenses which may be incurred by the Indemnitee.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.	Indemnification.

(a)The Company shall indemnify the Indemnitee with respect to Indemnitee’s activities as a director, officer, employee or agent, to the fullest extent permitted by law and/or the Company’s Articles of Incorporation or Code of Regulations, as amended (the “Regulations”), with respect to the Indemnitee’s actions or inactions as a director, officer, employee or agent of the Company, whether prior to, or after the date hereof, and/or as a person who is serving or has served at the request of the Company as a director, officer, trustee, employee or agent of another corporation, joint venture, partnership trust or other enterprise, domestic or foreign, in which the

Company has a direct or indirect ownership interest (an “affiliated entity”), against expenses (including, without limitation, attorneys’ fees, judgments, fines, penalties, assessments, damages and amounts paid in settlement) actually and reasonably incurred by the Indemnitee (“Expenses”) in connection with any claim against the Indemnitee which is the subject of any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal (a “Proceeding”), to which the Indemnitee was or is threatened to be made a party by reason of anything done or not done by the Indemnitee in any such capacity.

(b)The rights of the Indemnitee hereunder shall be in addition to any rights the Indemnitee may now or hereafter have to indemnification by the Company or otherwise. More specifically, the parties hereto intend that the Indemnitee shall be entitled to receive, as determined by the Indemnitee, payment to the maximum extent permitted by one or any combination of the following:

(i)	the payments provided by the Company’s Regulations in effect on the date hereof, a copy of the relevant portions of which are attached hereto as Exhibit A;

(ii)	the payments provided by the Company’s Articles of Incorporation or the Company’s Regulations, or their equivalent in effect at the time Expenses are incurred by the Indemnitee;

(iii)	the payments allowable under Ohio law in effect at the date hereof or as such laws may from time-to-time hereafter be amended;

(iv)	the payments allowable under the law of the jurisdiction under which the Company is incorporated at the time Expenses are incurred by the Indemnitee;

(v)	the payments available under liability insurance obtained by the Company; and

(vi)	such other payments as are or may be otherwise available to the Indemnitee.

Combination of two or more of the payments provided by (i) through (vi) shall be available to the extent that the Applicable Document, as hereafter defined, does not require that the payments provided therein be exclusive of other payments. The document or law providing for any of the payments listed in items (i) through (vi) above is referred to in this Agreement as the “Applicable Document”. The Company hereby undertakes to use its best efforts to assist the Indemnitee, in all proper and legal ways, to obtain the payments selected by the Indemnitee under items (i) through (vi) above.

(c)For purposes of this Agreement, references to an “other enterprise” shall include employee benefit plans for employees of the Company, of any affiliated entity, or of its subsidiaries without regard to ownership of such plans; references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, trustee, employee or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to the masculine shall include the feminine; references to the singular shall include the plural and vice versa; and if the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner consistent with the standards required for indemnification by the Company under the Applicable Documents.

2.Insurance.  The Company shall maintain directors’ and officers’ liability insurance which is at least as favorable to the Indemnitee as the policy in effect on the date hereof and for so long as the Indemnitee’s services are covered hereunder, provided and to the extent that such insurance is available on a reasonable commercial basis (taking into account the scope and amount of coverage available relative to the cost). The Indemnitee shall, however, continue to be entitled to the indemnification rights provided hereunder regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company. Any payments in fact made to the Indemnitee under an insurance policy obtained or retained by the Company shall reduce the obligation of the Company to make payments hereunder by the amount of the payments made under any such insurance policy. In the event that insurance becomes unavailable in the amount or scope of coverage of the policy in effect on the date hereof on a reasonable commercial basis and the Company foregoes maintenance of all or a portion of such insurance coverage, the Company shall stand as a self-insurer with respect to the coverage, or portion thereof, not retained, and shall indemnify the Indemnitee against any loss arising out of the reduction or cancellation of such insurance coverage.

3.Payment of Expenses.  At the Indemnitee’s request, the Company shall pay the Expenses as and when incurred by the Indemnitee, after receipt of written notice pursuant to Paragraph 5 hereof and an undertaking in the form of Exhibit B attached hereto by or on behalf of the Indemnitee (i) to repay such amounts so paid on the Indemnitee’s behalf if it shall ultimately be determined under the Applicable Document that the Indemnitee is required to repay such Expenses and (ii) to reasonably cooperate with the Company concerning the Proceeding. That portion of Expenses which represents attorneys’ fees and other costs incurred in defending any Proceeding shall be paid by the Company within thirty (30) days of its receipt of such notice, together with reasonable documentation (consistent, in the case of attorneys’ fees, with Company practice in payment of legal fees) evidencing the amount and nature of such Expenses, subject to its also having received such a notice and undertaking.

4.Additional Rights.  The indemnification provided in this Agreement shall not be exclusive of any other indemnification or right to which the Indemnitee may be entitled and shall continue after the Indemnitee has ceased to occupy a position as an officer, director or representative as described in Paragraph 1 above with respect to Proceedings relating to or arising out of the Indemnitee’s acts or omissions during the Indemnitee’s service in such position.

5.Notice to Company.  The Indemnitee shall provide to the Company prompt written notice, including a brief description of any Proceeding brought, threatened, asserted or commenced against the Indemnitee with respect to which the Indemnitee may assert a right to indemnification hereunder; provided that failure to provide such notice shall not in any way limit the Indemnitee’s rights under this Agreement unless, and only to the extent that, the Company did not otherwise learn of such Proceeding and such failure by the Indemnitee to provide prompt notice results in forfeiture by the Company of substantial defenses, rights or insurance coverage, or otherwise materially prejudices the ability of the Company to defend against any claim asserted.

6.Cooperation in Defense and Settlement.  The Indemnitee shall not make any admission or effect any settlement with respect to a Proceeding without the Company’s written consent unless the Indemnitee shall have determined to undertake his or her own defense in such matter and has waived the benefits of this Agreement in writing delivered to the Company. The Company shall not settle any Proceeding to which the Indemnitee is a party in any manner which would impose any Expense on the Indemnitee without his or her written consent. Neither the Indemnitee nor the Company will unreasonably withhold consent to any proposed settlement. The Indemnitee shall fully cooperate with the Company and with the Company’s insurers, in the defense and settlement of such Proceeding.

7.Assumption of Defense.  Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume control of the Indemnitee’s defense in any Proceeding, with counsel mutually satisfactory to the Indemnitee and the Company. After notice from the Company to the Indemnitee of the Company’s election so to assume such defense, the Company will not be liable to the Indemnitee under this Agreement for Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the Indemnitee’s expense unless:

(a)	the employment of counsel by the Indemnitee has been authorized by the Company;

(b)	the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Indemnitee and the Company in the conduct of the defense of such Proceeding; or

(c)	the Company shall not have employed counsel promptly to assume the defense of such Proceeding.

(d)

In each of the cases set forth in items (a) through (c) above, the reasonable fees and expenses of counsel shall be at the expense of the Company and subject to payment pursuant to this Agreement. The Company shall not be entitled to assume the defense of the Indemnitee in any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have reached the conclusion provided for in clause (b) above.

8.Enforcement.  In the event that any dispute or controversy shall arise under this Agreement between the Indemnitee and the Company with respect to whether the Indemnitee is entitled to indemnification in connection with any Proceeding or with respect to the amount of Expenses incurred, then with respect to each such dispute or controversy the Indemnitee may seek to enforce this Agreement through legal action or, at the Indemnitee’s sole option and request, through arbitration. If arbitration is requested, such dispute or controversy shall be submitted by the parties to binding arbitration in the City of Akron, State of Ohio, before a single arbitrator agreeable to both parties; provided that indemnification in respect to any claim, issue or matter in a Proceeding brought against the Indemnitee by or in the right of the Company and as to which the Indemnitee shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company shall be submitted to arbitration only to the extent permitted under the Company’s Regulations and applicable law then in effect. If the parties cannot agree on a designated arbitrator within fifteen (15) days after arbitration is requested in writing by either of them, the arbitration shall proceed in the City of Akron, State of Ohio, before an arbitrator appointed by the American Arbitration Association. In either case, the arbitration proceeding shall commence promptly under the rules then in effect of that Association and the arbitrator agreed to by the parties or appointed by that Association shall be an attorney other than an attorney who has, or is associated with a firm having associated with it an attorney which has, been retained by or performed services for the Company or the Indemnitee at any item during the five (5) years preceding the commencement of arbitration. The award shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof. The prevailing party shall be entitled to prompt reimbursement of any costs and expenses (including, without limitation, reasonable attorney’s fees) incurred in connection with such legal action or arbitration provided that the Indemnitee shall not be obligated to reimburse the Company unless the arbitrator or court which resolves the dispute determines that the Indemnitee acted in bad faith in bringing such action or arbitration.

9.Exclusions.  Notwithstanding the scope of indemnification which may be available to the Indemnitee from time to time under any Applicable Document, no indemnification, reimbursement or payment shall be required of the Company hereunder with respect to:

(a)any claim or any part thereof as to which the Indemnitee shall have been adjudged by a court of competent jurisdiction from which no appeal is or can be taken, to have acted or failed to act with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company;

(b)any claim or any part thereof arising under Section 16(b) of the Exchange Act pursuant to which the Indemnitee shall be obligated to pay any penalty, fine, settlement or judgment;

(c)any obligation of the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal gain, profit or advantage to which the Indemnitee was not entitled; or

(d)any Proceeding initiated by the Indemnitee without the consent or authorization of the Board of Directors of the Company, provided that this exclusion shall not apply with respect to any claims brought by the Indemnitee (i) to enforce the Indemnitee’s rights under this

Agreement or (ii) in any Proceeding initiated by another person or entity whether or not such claims were brought by the Indemnitee against a person or entity who was otherwise a party to such Proceeding.

Nothing in this Paragraph 9 shall eliminate or diminish the Company’s obligations to advance that portion of the Indemnitee’s Expenses which represent reasonable attorneys’ fees and other costs incurred in defending any Proceeding pursuant to Paragraph 3 of this Agreement.

10.Extraordinary Transactions.  The Company covenants and agrees that, in the event of any merger, consolidation or reorganization in which the Company is not the surviving entity, any sale of all or substantially all of the assets of the Company or any liquidation of the Company (each such event is hereinafter referred to as an “extraordinary transaction”), the Company shall:

(a)	Have the obligations of the Company under this Agreement expressly assumed by the survivor, purchaser or successor, as the case may be, in such extraordinary transaction; or

(b)	Otherwise adequately provide for the satisfaction of the Company’s obligations under this Agreement, in a commercially reasonable manner.

11.No Personal Liability.  The Indemnitee agrees that neither the directors nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company’s obligations under this Agreement, and the Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

12.Severability.  If any provision, phrase, or other portion of this Agreement should be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, and such determination should become final, such provision, phrase or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of this Agreement enforceable, and this Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.

13.Subrogation.  In the event of any payment under this Agreement, the Company shall be subrogated to the extent thereof to all rights to indemnification or reimbursement against any insurer or other entity or person vested in the Indemnitee, who shall execute all instruments and take all other action as shall be reasonably necessary for the Company to enforce such rights.

14.Governing Law.  The parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio.

15.Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be considered to have been duly given if delivered by hand and receipted for by the party to whom the notice, request, demand or other communication shall have been directed, or mailed by certified mail, return receipt requested, with postage prepaid:

(a) If to the Company, to:	Myers Industries, Inc. 1293 South Main Street Akron, Ohio 44301 Attention: President
With a copy to:	Andrean R. Horton, Esq. Chief Legal Officer 1293 South Main Street Akron, Ohio 44301
(b) If to the Indemnitee, to:

or to such other or further address as shall be designated from time to time by the Indemnitee or the Company to the other.

16.Termination.  This Agreement may be terminated by either party upon not less than sixty (60) days prior written notice delivered to the other party, but such termination shall not in any way diminish the obligations of the Company hereunder with respect to the Indemnitee’s activities prior to the effective date of the termination.

17.Amendments.  This Agreement and the rights and duties of the Indemnitee and the Company hereunder may not be amended, modified or terminated except by written instrument signed and delivered by the parties hereto.

18.Binding Effect.  This Agreement is and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

19.Entire Agreement.  This Agreement contains the entire agreement between the parties hereto and with respect to the subject matter hereof this Agreement replaces and supersedes all prior representations, warranties, agreements, and understandings, oral and written, with respect to these matters.

IN WITNESS WHEREOF, the undersigned have executed this Agreement in triplicate as of the date first above written.

INDENMITEE	MYERS INDUSTRIES, INC.

By:
Name:	Name:
Title:	Title:

Exhibit A

From the Myers Industries, Inc. Amended and Restated Code of Regulations

Article VI

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

The Company shall indemnify any director or officer and any former director or officer of the Company and any such director or officer who is or has served at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the right of the Company (i) to indemnify employees, agents and others to the extent not prohibited by such law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, joint venture, partnership, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

[As amended through December 7, 2020]

Exhibit B

FORM OF UNDERTAKING

THIS UNDERTAKING has been entered into by                        (hereinafter “Indemnitee”) pursuant to an Indemnification Agreement dated                       , 202                 (the “Indemnification Agreement”), between Myers Industries, Inc. (hereinafter “Company”), an Ohio corporation, and Indemnitee.

RECITALS:

A.Pursuant to the Indemnification Agreement, Company agreed to pay Expenses (within the meaning of the Indemnification Agreement) as and when incurred by Indemnitee in connection with any claim against Indemnitee which is the subject of any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, to which Indemnitee was, is or is threatened to be made a party by reason of facts which include Indemnitee’s being or having been a director, officer trustee, employee or agent (within the meaning of the Indemnification Agreement) of Company;

B.Such a claim has arisen against Indemnitee and Indemnitee has notified Company thereof in accordance with the terms of Paragraph 5 of the Indemnification Agreement (hereinafter the “Proceeding”);

C.Indemnitee believes that Indemnitee should prevail in this Proceeding and it is in the interest of both Indemnitee and Company to defend against the claims against Indemnitee thereunder;

NOW, THEREFORE, Indemnitee hereby agrees that in consideration of Company’s advance payment of Indemnitee’s Expenses incurred prior to a final disposition of the Proceeding, Indemnitee hereby undertakes to reimburse Company for any and all expenses paid by Company on behalf of Indemnitee relating to the Proceeding in the event that Indemnitee is determined under the Applicable Document (within the meaning of the Indemnification Agreement) not to be entitled to indemnification for such Expenses pursuant to the Indemnification Agreement and applicable law, provided that if Indemnitee is entitled under the Applicable Document to indemnification for some or a portion of such Expenses, Indemnitee’s obligation to reimburse Company shall only be for those Expenses for which Indemnitee is determined not to be entitled to indemnification. Such reimbursement or arrangements for reimbursement by Indemnitee shall be consummated within ninety (90) days after a determination that Indemnitee is not entitled to indemnification and reimbursement pursuant to the Indemnification Agreement and applicable law

IN WITNESS WHEREOF, the undersigned has set his hand this _____ day of                                , 202.

Indemnitee

Name:
Title:

11